LEASE AGREEMENT

THIS LEASE AGREEMENT (this "Lease") is made as of the 21st day of March, 2017 (the "Lease Date") by and between HAUSMANN INDUSTRIES, INC. a New Jersey corporation ("Landlord"), and HAUSMANN ENTERPRISES, LLC, a Utah limited liability company ("Tenant") (the words "Landlord" and "Tenant" shall include their respective legal representatives, successors and permitted assigns where the context requires or permits).

WITNESSETH:

1. Basic Lease Provisions. The following constitute the basic provisions of this Lease:

(a) Premises Description:

Address: 130 Union Street, Northvale, NJ 07647
Land consisting of approximately 6 acres (including approximately 3 acres of wetlands) and a Building ("Building") consisting of approximately 60,000 sq. ft.
Other improvements consisting of five (5) trailers (the "Trailers") (collectively, the "Premises").

(b) Primary Term: Two (2) years following the Rent Commencement Date plus, in the event the Rent Commencement Date does not occur on the first (1st) day of a calendar month, the period from the Rent Commencement Date to and including the last day of the calendar month in which the second anniversary of the Rent Commencement Date occurs (if applicable, the "Fractional Month")

(c) Lease Commencement Date: Upon the closing of that certain Asset Purchase Agreement dated as of March 21, 2017 between Landlord, as Seller, and Dynatronics Corporation, as Buyer, which is expected to occur on or about April 3, 2017 (the "APA").

(d) Options to Extend: Pursuant to Section 3 below, two (2) Options to Extend the Lease for two (2) years each, which shall be subject to annual two percent (2%) per year increase in Base Rent, plus provided both initial two (2) Options to Extend are exercised, one (1) additional Option to Extend the Lease for an additional term of five (5) years at Fair Market Rent (as defined in Section 3).

(e) Base Rent: Initially $360,000 per year, payable in equal monthly installments, and subject to annual increases after the first Lease year at the rate of two percent (2%) per year.

(f) Rent Commencement Date: Rent shall commence on the Lease Commencement Date.

(g) Expiration Date: The date which is two (2) years following the Rent Commencement Date (or the last day of the Fractional Month, if applicable), subject to Tenant's Options to Extend.

(h) Reserved.

(i) Net Lease: This Lease shall be deemed and construed to be a "net lease" and Tenant shall pay to Landlord, throughout the term of this Lease, the Base Rent, without notice, demand, counterclaim, set-off, deduction, or defense, and without abatement, suspension, deferment, diminution or reduction, free from any charges, assessments, impositions, expenses, or deductions. Except as provided in Section 10 below or as otherwise provided in the Lease, all costs, expenses and obligations of every kind and nature whatsoever relating to the Premises and the appurtenances thereto and the use and occupancy thereof by Tenant or anyone claiming by, through, or under Tenant, as Tenant hereunder, which may arise or become due during or with respect to the Term (or any extension term) shall be paid by Tenant. Tenant assumes the sole responsibility for the condition, use, operation, maintenance, and management of the Premises and Landlord shall have no responsibility in respect thereof (except as otherwise expressly set forth in Section 10 below or as otherwise provided in the Lease) and shall have no liability for damage to the property of Tenant or any subtenant of Tenant for any reason whatsoever, except to the extent caused by the gross negligence or willful misconduct of Landlord, its employees or agents.

(j) Utilities: Landlord represents and warrants that the utilities to the Premises are adequate for the business heretofore operated on the Premises by Landlord. Tenant shall be responsible to pay for all electricity (pursuant to Section 9 below), water and other utilities.

(k) Permitted Use: Manufacturing, wood shop, storage, warehousing, distribution of products, and office uses reasonably ancillary thereto, provided such use is at all times in compliance with all applicable laws and the other terms of this Lease.

(l) Addresses for notice:

Landlord: Hausmann Industries, Inc.
71 Briarwood Avenue
Norwood, New Jersey 07648
Attn: David Hausmann

Tenant: Hausmann Enterprises, LLC
7030 Park Center Drive
Salt Lake City, UT 84121

(m) Address for rental payments:

Hausmann Industries, Inc.
71 Briarwood Avenue
Norwood, New Jersey 07648
Attn: David Hausmann

(n) Broker(s): None

2. Premises. For and in consideration of the rent hereinafter reserved and the mutual covenants hereinafter contained, Landlord does hereby lease and demise unto Tenant, and Tenant does hereby leases and accepts from Landlord all upon the terms and conditions hereinafter set forth the Premises as described in Section 1(a) above.

3. Term/Options to Extend.

(a) To have and to hold the Premises for the Primary Term commencing on the Lease Commencement Date and terminating on the Expiration Date.

(b) In addition to the Primary Term, provided Tenant is not in default hereunder at the time of exercise of the applicable Option to Extend or at the time of commencement of the applicable extension term, Tenant shall have two (2) Options to Extend the Lease for two (2) years each, on the same terms and conditions as provided in this Lease except that Base Rent shall be subject to annual two percent (2%) per year increases.

(c) Provided Tenant is not in default hereunder at the time of exercise of the Option to Extend or at the time of commencement of the extension term and that both initial Options to Extend are exercised, Tenant shall have one (1) additional Option to Extend the Lease for an additional term of five (5) years on the same terms and conditions as provided in this Lease except that Base Rent shall be set at Fair Market Rent. "Fair Market Rent" shall be determined as follows: Landlord shall, within thirty (30) days following Tenant's exercise of the Option to Extend described in this clause (c), provide to Tenant Landlord's determination of Fair Market Rent, and Tenant agrees, for a period of thirty (30) days following receipt of such written notice of Landlord, the parties shall enter into a non-binding negotiation in an effort to mutually agree to Fair Market Rent for the Premises during such extension term. For purposes hereof, the Fair Market Rent shall mean the market rent for the Premises as of the commencement of such extension term under market conditions then existing in comparable buildings in the relevant market and taking in to account all relevant factors including, without limitation, location and size of the Premises and the Solar Panels. Fair Market Rent shall be determined by agreement between Landlord and Tenant as set forth herein, but if Landlord and Tenant are unable to agree upon the Fair Market Rent at least five (5) months prior to the date upon which the Fair Market Rent is to take effect (such effective date hereinafter referred to as the "Appraisal Date"), then the Fair Market Rent shall be determined by appraisal made as hereinafter provided by a board of three (3) reputable independent commercial real estate brokers each of whom shall have at least ten years of experience in the market and each of whom is hereinafter referred to as "appraiser". Tenant and Landlord shall each appoint one such appraiser and the two appraisers so appointed shall appoint the third appraiser. The cost and expenses of each appraiser appointed separately by Tenant and Landlord shall be borne by the part who appointed the appraiser. The cost and expenses of the third appraiser shall be shared equally by Tenant and Landlord. Landlord and Tenant shall appoint their respective appraisers at least four (4) months prior to commencement of the period for which Fair Market Rent is to be determined and shall designate the appraisers so

appointed by notice to the other party. The two (2) appraisers so appointed and designated shall appoint the third appraiser within fifteen (15) days after their appointment and shall designate such appraisers by notice to Landlord and Tenant. The board of three (3) appraisers shall determine the Fair Market Rent of the Premises as of the Appraisal Date and shall notify Landlord and Tenant of their determinations at least two (2) months prior to the commencement of such extension term. If the determinations of the Fair Market Rent of any two (2) or all three (3) appraisers shall be identical in amount, said amount shall be deemed to be the Fair Market Rent of the Premises. If the determinations of all three (3) appraisers shall be different in amount, the average of the two values nearest in amount shall be deemed the Fair Market Rent. The Fair Market Rent of the Premises determined in accordance with the provisions of this Section 3(c) shall be binding and conclusive on Tenant and Landlord.

(d) Tenant shall exercise each Option to Extend by providing written notice thereof to Landlord not less than six (6) months prior to the expiration of the Primary Term or the applicable extension term.

(e) Tenant's failure to exercise any of the foregoing Options to Extend in this Section 3 shall terminate all subsequent Options to Extend. **TIME IS OF THE ESSENCE** for the exercise of any Option to Extend hereunder. The foregoing option rights of Tenant are personal to Tenant, and shall automatically terminate and be of no further force and effect upon the assignment or subletting of this Lease.

4. Rent. Tenant shall pay to Landlord at the address set forth in Section 1(m), as Base Rent for the Premises, commencing on the Rent Commencement Date and continuing throughout the Term in lawful money of the United States, the amount set forth in Section 1(c) (the "Base Rent"), payable in advance, without notice, demand, counterclaim, set-off, deduction, or defense, and without abatement, suspension, deferment, diminution or reduction, free from any charges, assessments, impositions, expenses, or deductions, on the first day of each calendar month during the Term. If the Rent Commencement Date shall fall on a day other than the first day of a calendar month, the Rent shall be apportioned pro rata on a per diem basis for the resulting portion of a month (which pro rata payment shall be due and payable on the Rent Commencement Date). In addition to the Base Rent, Tenant agrees to pay and discharge as additional rent (the "Additional Rent", and together with the Base Rent, the "Rent") any and all other amounts, liabilities, charges, obligations and other payments which Tenant, under any of the provisions of this Lease, is now or hereafter obligated to pay or discharge, as more particularly described herein, and, in the event of any failure on the part of Tenant to pay all or any part of the same when due, Landlord shall have the same legal, equitable and contractual rights, powers, privileges and remedies provided for herein or by statute or otherwise in the case of nonpayment of the Base Rent.

5. Contingency. Notwithstanding anything to the contrary set forth in this Lease, this Lease shall automatically terminate in its entirety, without further action, notice or deed, upon the termination, for any reason, of the APA pursuant to the terms thereof.

6. Use of Premises.

(a) The Premises shall be used only for the Permitted Use set forth in Section 1(k).

(b) Tenant shall permit no liens to attach or exist against the Premises, and shall not commit any waste.

(c) Subject to the provisions of Sections 15 and 16 below, Tenant shall not in any way violate any law, ordinance or restrictive covenant affecting the Premises, and shall not in any manner use the Premises so as to cause cancellation of, prevent the use of, or increase the rate of, the fire and extended coverage insurance policy required hereunder.

7. Taxes.

(a) From and after the Lease Commencement Date, Tenant shall pay to Landlord, as Additional Rent, all Taxes (as defined herein) incurred by Landlord during the Term of this Lease in the manner set forth in this Section 7.

(b) As used herein, the term "Taxes" shall mean all real estate and personal property taxes, assessments (including added and omitted assessments applicable during the Term), water and sewer rents and charges, vault charges, license and permit fees and other governmental levies and charges, of any kind and nature whatsoever which are assessed, levied, confirmed, imposed or become a lien upon the Premises or become payable, during the Term of this Lease. Taxes shall also include the cost of any levy for the installation of local improvements affecting the Premises as may be assessed by any governmental boards or bureaus having jurisdiction thereof. Any assessment or impositions for capital or public improvements which may be payable by law at the option of the taxpayer in installments, may be so paid by the Tenant in installments, together with any required interest, and Tenant shall be responsible only for such installments which are payable during the Primary Term as extended by any Option Term. Taxes for any partial tax year occurring during the Term shall be equitably apportioned.

(c) Landlord, at any time prior to, during or after the end of any calendar year, any portion of which occurs during the Term of this Lease, but not more frequently than quarterly, may deliver to Tenant a statement ("Landlord's Tax Statement") setting forth the amount of Taxes payable by Tenant for such calendar year (the "Tax Payment") and Tenant shall pay the Tax Payment to Landlord within ten (10) days following receipt of the Landlord's Tax Statement.

(d) If, at any time after the delivery of any Landlord's Tax Statement for any calendar year, it is determined for any reason that the Tax Payment for such calendar year is greater or less than the amount set forth on the Landlord's Tax Statement, then Landlord shall furnish to Tenant a revised or corrected Landlord's Tax Statement for such calendar year, and, in the case of a deficiency, Tenant shall pay to Landlord the additional amount indicated by the revised or corrected Landlord's Tax Statement within ten (10) days after Tenant's receipt thereof and, in the case of an overpayment, Landlord shall credit such amount towards the installment(s) of Base Rent next becoming due (or, if the Term shall have expired, refund such amount to Tenant together with the delivery of such corrected Landlord's Tax Statement). Landlord's failure to render, or delay in rendering, a Landlord's Tax Statement, or a revised or corrected Landlord's Tax Statement, for any calendar year shall not prejudice Landlord's right to thereafter render a Landlord's Tax Statement, or a revised or corrected Landlord's Tax Statement, for such calendar year or any other calendar year; provided that Landlord shall provide Landlord's revised or corrected Tax Statement to Tenant not later than two (2) years following the end of the applicable tax year.

(e) Tenant shall pay prior to delinquency all taxes assessed against and levied upon Tenant's improvements, fixtures, furnishings, equipment and all personal property of Tenant located within the Premises.

(f) If at any time during the Term the method or scope of taxation prevailing at the Lease Commencement Date shall be altered, modified or enlarged so as to cause the method of taxation to be changed, in whole or in part, so that in substitution for the Taxes now assessed there may be, in whole or in part, a capital levy or other imposition based on the value of the Premises, the improvements thereon, or the rents received therefrom, or some other form of assessment based in whole or in part on some other valuation of the Premises, then and in such event, such substituted tax or imposition shall be payable and discharged by the Tenant in the manner required pursuant to such law promulgated which shall authorize such change in the scope of taxation, and as required by the terms and conditions of the within Lease.

(g) This Section shall survive the expiration or earlier termination of this Lease for two (2) years.

8. Insurance.

(a) Tenant shall maintain, at all times during the term of this Lease, the following insurance respecting the Premises:

(i) Tenant shall keep the Building and other insurable improvements on the Premises insured under permanent policies and/or "builder's risk" policies, as the case may be, against loss or damage by fire and risks embraced within "all risk coverage" available in the locality where the Premises are located, in an amount sufficient to prevent Landlord or Tenant from being a coinsurer under the applicable policy, but in any event in an amount not less than 100% of the full insurance value. The term "full insurance value" as used herein means the actual replacement cost (excluding foundation, footings and excavation costs) as defined in the standard "replacement cost" provision or endorsement.

(ii) Comprehensive general liability insurance with coverage of not less than $5,000,000 combined single limit, for each occurrence and in the aggregate, for bodily injury to or death of persons, and for property damage. Tenant shall also obtain and maintain independent contractors and blanket contractual liability endorsements, as well as such other and additional insurance and endorsements as reasonably prudent owners of comparable facilities generally maintain and as reasonably requested from time to time by Landlord.

(iii) Tenant shall keep all of its insurable improvements, furniture, fixtures and equipment on the Premises insured under permanent policies and/or "builder's risk" policies, as the case may be, against loss or damage by fire and risks embraced within "all risk coverage" available in the locality where the Premises are located, in an amount sufficient to prevent Landlord or Tenant from being a coinsurer under the applicable policy, but in any event in an amount not less than 100% of the full insurance value.

(c) Landlord and Tenant shall, at the request of Landlord, consult with each other as to the scope of coverage and adequacy of the policy limits of the insurance required by the provisions of this Section 8 from time to time during the Term and Tenant shall increase the scope of coverage and/or the policy limits to the extent reasonably required by Landlord after such review.

(d) All policies of Tenant's insurance provided for in Section 8 shall be issued in form reasonably acceptable to Landlord, by insurance companies with a rating of not less than "A," and financial size of not less than Class XII, in the most current available "Best's Insurance

Reports", and licensed to do business in the state in which the Building is located. Each and every such policy:

(i) shall name Landlord, and if requested by Landlord, Lender (as defined in Section 24), and any other party reasonably designated by Landlord, as an additional insured, and as to the insurance described in Section 8(a)(i) above, loss payee;

(ii) shall be delivered to the additional insured party through a certificate of insurance or, if requested by Landlord, copy of the policy, evidencing the required lines of coverage, insurance limits and coverage endorsements set forth in this Lease, and otherwise in a form acceptable to such additional insured party, prior to the Lease Commencement Date or any earlier entry into the Premises by Tenant and thereafter at least thirty (30) days prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by the party responsible to carry and maintain the insurance in like manner and to like extent;

(iii) shall contain a provision that the insurer will give to the additional insured party and such other parties in interest at least thirty (30) days notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

(iv) shall be written as a primary policy which does not contribute to and is not in excess of coverage which the party with the obligation to carry and maintain such insurance may carry.

(e) In the event that Tenant shall fail to carry and maintain the insurance coverages as required by this Section 8, Landlord may upon ten (10) days' notice to Tenant (unless such coverages will lapse in which event no such notice shall be necessary) procure such policies of insurance and the Tenant shall reimburse Landlord within ten (10) days of demand therefor, together with interest thereon at the Default Interest Rate (defined in Section 31 below).

(f) Tenant agrees to use reasonable efforts to include in each of its policies insuring against loss, damage or destruction by fire or other insured casualty either (a) a waiver of the insurer's right of subrogation against the other party (and, against any additional insured), or (b) should such waiver be unobtainable, (i) an express agreement that such policy shall not be invalidated if the insured waives or has waived before the casualty the right of recovery against any party responsible for a covered casualty, or (ii) any other form of permission from the insurer for the release of such responsible party. If such waiver, agreement or permission shall not be obtainable without additional charge or at all, the insured party shall so notify the other party promptly. If such waiver, agreement or permission shall be obtainable at additional charge, then Tenant agrees to pay such charge.

9. Utilities.

(a) During the Term, Tenant shall promptly pay the cost of all charges for water and sewer services, gas, steam, electricity (subject to clause (b) below), fuel, light, power, telephone, heat and any other utility or service used or consumed in or servicing the Premises and all other costs and expenses involved in the care, management and use thereof as charged by the applicable utility companies. To the extent possible, other than electricity as set forth in clause (b) below, all such utilities shall be separately metered and billed to Tenant, and Tenant shall establish an account with the utility provider with respect to each such separately metered utility.

Tenant's obligation for payment of all utilities shall commence on the earlier of the Lease Commencement Date or the date of Tenant's actual occupancy of all or any portion of the Premises, including any period of occupancy prior to the Lease Commencement Date, regardless of whether or not Tenant conducts business operations during such period of occupancy. If Tenant fails to pay any utility bills or charges, Landlord may, at its option, pay the same and in such event, the amount of such payment, together with interest thereon at the Default Interest Rate as defined in Section 31 from the date of such payment by Landlord, will be added to Tenant's next payment due as Additional Rent.

(b) Electricity service (inclusive of any discounts or reductions due to the Solar Panels (defined below), if any) shall be billed to Landlord by the utility provider, and Landlord shall thereafter invoice Tenant directly therefor without premium or mark-up. Tenant shall pay to Landlord all such electricity costs and expenses within fifteen (15) days of receipt of an invoice from Landlord.

(c) The parties acknowledge and agree that there are currently solar panels and related equipment located on the roof of the Building ("Solar Panels"). Tenant acknowledges that Landlord may, and Landlord reserves the right to, remove or discontinue use of the Solar Panels at any time. The parties further acknowledge and agree that Landlord shall be entitled to receive all SRECs or other tax credits with respect to the Solar Panels.

10. Maintenance and Repairs.

(a) Tenant shall, at its own cost and expense, maintain in good condition and repair and replace as necessary the Premises, including but not limited to the foundation, floor, driveways, and parking areas associated therewith, roof, security systems, fire detection and prevention systems, lighting facilities, landscaped areas, walkways, painting and caulking, directional signage, curbs, drainage strips, sewer lines, all charges assessed against or attributed to the Premises pursuant to any applicable easements, covenants, restrictions, agreements, declaration of protective covenants or development standards, property management fees, heating, air conditioning and ventilation systems, glass, windows and doors, sprinklers, all plumbing and sewage systems, utility systems, costs of improvements to the Premises required by any law, ordinance or regulation applicable to the Premises, fixtures, interior walls, floors (including floor slabs), dock areas, dock ramps, ceilings, storefronts, plate glass, skylights, all electrical facilities and equipment including, without limitation, lighting fixtures, lamps, fans, provided, however, that any maintenance and repair of the Solar Panels (including temporarily removing same to perform work which is otherwise Tenant's obligation hereunder) shall be performed by Landlord at Tenant's cost and expense, and any exhaust equipment and systems, electrical motors, and all other appliances and equipment (including, without limitation, dock levelers, dock shelters, dock seals and dock lighting) of every kind and nature located in, upon or about the Premises.

(b) Notwithstanding subsection (a) above, Tenant shall not be required to perform any item of maintenance, repair, replacement to the currently existing heating, ventilating and air conditioning systems, plumbing systems, mechanical systems, electrical systems, roof, foundation, and structural portions of the Premises, which (i) would be classified as a "capital expense" or a "capital repair" under generally accepted accounting principles ("GAAP"); (ii) has a reasonably expected useful life as determined by GAAP in excess of the then remaining balance of the Primary Term (or applicable extension term); (iii) cost, in the aggregate with any other item(s) which are within the description under clauses (i) and (ii) above, $10,0000.00 or more in

any year of the Term of this Lease; and (iv) are reasonably necessary (hereinafter referred to as a "Qualified Capital Expense"). Landlord shall perform such Qualified Capital Expense, at its sole cost, but subject to reimbursement of Tenant's Share (defined below). Landlord's obligations hereunder are subject to the requirement that Tenant shall (i) pay the first $10,000.00 of any Qualified Capital Expense(s) in any year of the Term of this Lease, and (ii) reimburse Landlord for Tenant's Share of such Qualified Capital Expense. For avoidance of doubt with respect to the aforesaid $10,000.00 payment of Qualified Capital Expenses, Tenant shall not be required to make more than one such $10,000.00 payment in any year of the Term of this Lease. For purposes hereof, "Tenant's Share" of the cost of the Qualified Capital Expense shall equal a fraction of the cost of the Qualified Capital Expense, with the numerator of such fraction being the portion of such useful life of the Qualified Capital Expense as determined by GAAP that will occur prior to the expiration of the Term of the Lease, and the denominator of such fraction being the useful life of the Qualified Capital Expense as determined by GAAP, plus interest at the Interest Rate, and such Tenant's Share shall be paid on a monthly basis over the term of the Lease. If Tenant extends the term of this Lease pursuant to Section 3, Tenant's Share shall be recalculated with respect to such extension term and Tenant shall pay Tenant's Share applicable to the extension term on a monthly basis during the extension term. Notwithstanding the foregoing, Landlord shall have no obligation to perform any maintenance, repair or replacement of any kind whatsoever to the Trailers. "Interest Rate" means a rate per annum equal to the lesser of (a) four percent (4%) above the so called "prime rate" of Citibank, N.A. as publicly announced from time to time or if Citibank, N.A. shall cease to exist or cease to announce such rate, any similar rate designated by Landlord which is publicly announced from time to time by any other bank in the City of New York having combined capital and surplus in excess of One Hundred Million and 00/100 ($100,000,000.00) Dollars or (b) the maximum rate of interest, if any, which Tenant may legally contract to pay.

(c) Notwithstanding anything to the contrary in subsections (a) and (b) above, the parties agree that (i) Tenant shall be responsible at its sole cost and expense for any maintenance or repairs required to the roof of Building 3 and the Building due to the current roof leak in Building 3, and (ii) Landlord shall be responsible at its sole cost and expense for any maintenance or repairs currently required to the roof of Building 1. Roof replacements shall be subject to subsections (a) and (b) above.

11. Tenant's Personal Property; Indemnity. All of Tenant's personal property in the Premises shall be and remain at Tenant's sole risk. Landlord, its agents, employees and contractors, shall not be liable for, and Tenant hereby releases Landlord from, any and all liability for theft thereof or any damage thereto occasioned by any act of God or by any acts, omissions or negligence of any persons, except for any liability resulting from the gross negligence or willful conduct of Landlord, its agents, employees and contractors. Tenant agrees to defend, indemnify and save Landlord, Landlord's owners, principals, directors, officers, representatives, agents and employees (collectively, "Indemnified Persons"), harmless from any injury to the person or property, losses, liabilities, obligations, damages, penalties, claims, costs, charges and expenses (including reasonable attorney's fees) from and against (a) the activities of Tenant or any of its agents, contractors, subcontractors, servants, employees, assigns, subtenants, licensees or invitees in or about the Premises, (b) any negligent or otherwise wrongful act or omission on the part of Tenant or any of its agents, contractors, subcontractors, servants, employees, assigns, subtenants, licensees or invitees, (c) any work or thing done in, on or about the Premises by or at the instance of Tenant or any of its agents, contractors, subcontractors, servants, employees, assigns, subtenants, licensees or invitees, including the assertion of any construction liens or claims relating thereto, and (d) any failure on the part of the Tenant to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its

part to be performed or complied with, except, in the case of personal injury only, to the extent caused by the gross negligence or willful conduct of Landlord, its agents, employees and contractors. If any action or proceeding is brought against any Indemnified Person by reason of any such claim, upon written notice from any Indemnified Person, Tenant shall at Tenant's expense resist or defend such action or proceeding by counsel approved by the Indemnified Person in writing, which approval the Indemnified Person shall not unreasonably withheld. The provisions of this Section 11 shall survive the expiration or earlier termination of this Lease with respect to any damage, injury or death occurring before such expiration or termination.

12. Tenant's Fixtures. Tenant shall have the right to install in the Premises trade fixtures required by Tenant or used by it in its business, and if installed by Tenant, Tenant shall remove all such trade fixtures upon termination or expiration of this Lease, and Tenant shall repair and restore any damage or injury to the Premises (to the condition in which the Premises existed prior to such installation by Tenant) caused by the installation and/or removal of any such trade fixtures. If Tenant fails to timely remove such trade fixtures and restore the Building, then the trade fixtures shall conclusively be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord and the Building restored by Landlord without further notice to Tenant or any other person and without obligation to account therefor. Tenant shall reimburse Landlord for all reasonable costs incurred by Landlord in connection therewith within ten (10) days of Landlord's invoice. Tenant shall and will on the last day of the Term or upon any earlier termination of this Lease, well and truly surrender and deliver up the Premises to the possession and use of Landlord, free of all debris and otherwise in good order, condition and repair, ordinary wear and tear excepted, free and clear of all lettings and occupancies, and free and clear of all liens and encumbrances. The provisions of this Section 12 shall survive the expiration or earlier termination of the Lease for one (1) year.

13. Signs. Tenant shall have the right to display signs on the windows or exterior walls of the Premises or on any public area of the Building; provided that such signs conform to all applicable governmental ordinances and regulations, and are installed, maintained and removed by Tenant at Tenant's sole cost and expense. Upon the expiration or earlier termination of this Lease or the termination of Tenant's sign rights as set forth herein, Tenant shall remove the Signage, at Tenant's sole cost and expense, and restore the Building to its condition immediately prior to the installation of the Signage. If Tenant fails to timely remove the Signage and restore the Building, then the Signage shall conclusively be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord and the Building restored by Landlord without further notice to Tenant or any other person and without obligation to account therefor. Tenant shall reimburse Landlord for all reasonable costs incurred by Landlord in connection therewith within ten (10) days of Landlord's invoice. The provisions of this Section 13 shall survive the expiration or earlier termination of the Lease.

14. [Reserved].

15. Governmental Regulations. Tenant shall promptly comply throughout the Term, at Tenant's sole cost and expense, with all present and future laws, ordinances, orders, rules, regulations or requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof (collectively, "Governmental Requirements") relating to (a) all or any part of the Premises, and (b) the use or manner of use of the Premises. Tenant shall also observe and comply with the requirements of all policies of public liability, fire and other policies of insurance at any time in force with respect to the Premises. Without limiting the foregoing, if as a result of one or more Governmental Requirements it is necessary, from time to time during the Term, to perform an alteration or

modification of the Premises, including the Building (a "Code Modification"), then such Code Modification shall be the sole and exclusive responsibility of Tenant, subject, however, to Section 10(b) above unless such Code Modification is required due to any alterations installed by Tenant's or to Tenant's manner of use (as opposed to industrial uses generally); any such Code Modification shall be promptly performed by Tenant at its expense, except as otherwise provided in this sentence, in accordance with the applicable Governmental Requirement and with Section 18 hereof. Tenant shall promptly send to Landlord a copy of any written notice received by Tenant requiring a Code Modification.

16. Environmental Matters.

(a) For purposes of this Lease:

(i) "Contamination" as used herein means the presence of or release of Hazardous Substances (as hereinafter defined) into any environmental media from, upon, within, below, into or on any portion of the Premises, including the Building, so as to require remedial action, including, but not limited to, remediation, cleanup or investigation under any applicable Environmental Law (as hereinafter defined).

(ii) "Environmental Laws" as used herein means all federal, state, and local laws, regulations, orders, permits, ordinances or other requirements, which exist now or as may exist hereafter, concerning protection of human health, safety and the environment, all as may be amended from time to time including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. ("RCRA"), the New Jersey Spill Compensation and Control Act, N.J.S.A. 58:10-23.11, *et seq.*, the New Jersey Industrial Site Remediation Act, N.J.S.A. 13;1K-6, *et seq.* ("ISRA") and the New Jersey Site Remediation Reform Act, N.J.S.A. 58:10C-1, *et seq*.

(iii) "Hazardous Substances" as used herein means any hazardous or toxic substance, material, chemical, pollutant, contaminant or waste as those terms are defined or regulated by any applicable Environmental Laws and any solid wastes, polychlorinated biphenyls, urea formaldehyde, asbestos, radioactive materials, radon, explosives, petroleum or petroleum products.

(iv) "Phase 1 Report" as used herein means that certain report entitled Phase 1 Environmental Site Assessment and Limited Environmental Compliance Review prepared with respect to the Property by Environmental Resources Management ("ERM"), dated March 15, 2017.

(v) "Environmental Conditions" as used herein means the two recognized environmental conditions ("RECs") the two "environmental health and safety issues" ("EHS"), and the five "other potential issues" described at pages ES-3 through ES-5 of the Phase 1 Report with respect to the Property.

(b) Intentionally omitted.

(c) Tenant covenants that all its activities on the Premises during the Term will be conducted in compliance with Environmental Laws. Tenant, at Tenant's sole cost and expense, shall be responsible for obtaining all permits or licenses or approvals under Environmental Laws necessary for Tenant's operation of its business on the Premises and shall

make all notifications and registrations required by any applicable Environmental Laws. Tenant, at Tenant's sole cost and expense, shall at all times comply with the terms and conditions of all such permits, licenses, approvals, notifications and registrations and with any other applicable Environmental Laws.

(d) Tenant shall not cause or permit any Hazardous Substances to be brought upon, kept or used in or about the Premises, including the Building, without the prior written consent of Landlord, which consent shall be in Landlord's sole discretion; provided, however, that the consent of Landlord shall not be required for the use at the Premises of cleaning supplies, toner for photocopying machines and other similar materials, in containers and quantities reasonably necessary for and consistent with normal and ordinary use by Tenant in the routine operation or maintenance of Tenant's office equipment or in the routine janitorial service, cleaning and maintenance for the Premises, all consistent with the Permitted Use. This Section 16(d) shall not apply to Tenant with respect to any residual Hazardous Substances located on the Property prior to the Lease Commencement Date as referenced in the Phase 1 Report, which shall remain the responsibility of Landlord, except to the extent the condition of any such residual Hazardous Substances is exacerbated or otherwise detrimentally impacted by Tenant's actions or omissions.

(e) Tenant shall not cause or permit (i) the release of any Hazardous Substances during the term of this Lease into any environmental media such as air, water or land, or into or on the Premises, including the Building in any manner, or (ii) any Enforcement Notice or any facts which might result in any Enforcement Notice with respect to the Premises. "Enforcement Notice" means any summons, citation, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication, written or oral, actual or threatened, from the New Jersey Department of Environmental Protection ("NJDEP"), the United States Environmental Protection Agency ("EPA") or other federal, state or local agency or authority, or any other entity or any individual, concerning any intentional or unintentional act or omission resulting or which may result in the spill, release or discharge of Hazardous Substances into the waters or onto the lands of the State of New Jersey, or into waters outside the jurisdiction of the State of New Jersey or into the "environment", as such terms are defined in CERCLA. "Enforcement Notice" shall include the imposition of any lien on any real property, personal property, or revenues of the Tenant, including but not limited to the Tenant's interest in the Premises or any of Tenant's property located thereon, pursuant to the Spill Act, or any violation of any Environmental Laws, or any knowledge, after due inquiry and investigation, of any facts which could give rise to any of the above. This Section 16(e) shall not apply to Tenant with respect to any residual Hazardous Substances located on the Property prior to the Lease Commencement Date as referenced in the Phase 1 Report, which shall remain the responsibility of Landlord, except to the extent the condition of any such residual Hazardous Substances is exacerbated or otherwise detrimentally impacted by any act or omission on the part of Tenant or any of its agents, contractors, subcontractors, servants, employees, assigns, subtenants, licensees or invitees during the term of this Lease or any period Tenant remains in possession of the Premises.

(f) Tenant hereby agrees to save, defend with counsel reasonably satisfactory to Landlord, indemnify and hold harmless Indemnified Persons, from and against any and all claims, losses, liabilities, damages and expenses (including reasonable cleanup costs and attorneys' fees arising under this indemnity) which may arise directly or indirectly from any use or any spill, release or discharge of Hazardous Substances on or under the Premises during the term of this Lease or any period Tenant remains in possession of the Premises, and losses of and claims against Landlord resulting from Tenant's failure to comply strictly with the provisions of

this Section 16, with respect to the term of this Lease and any other period of possession of the Premises by Tenant. This Section 16(f) shall not apply to Tenant with respect to any residual Hazardous Substances located on the Property prior to the Lease Commencement Date as referenced in the Phase 1 Report, which shall remain the responsibility of Landlord, except to the extent the condition of any such residual Hazardous Substances is exacerbated or otherwise detrimentally impacted by any act or omission on the part of Tenant or any of its agents, contractors, subcontractors, servants, employees, assigns, subtenants, licensees or invitees during the term of this Lease or any period Tenant remains in possession of the Premises.

(g) At the request of Landlord during and after the term of this Lease, in the event of an Enforcement Notice or other circumstances during the term of this Lease or any period Tenant remains in possession of the Premises leading Landlord reasonably to conclude that an Enforcement Notice could issue relating to occurrences during the term of this Lease or otherwise attributable to Tenant's use or occupancy of the Premises, and if Landlord reasonably determines that it would be advantageous to hire an environmental consultant to provide advice and/or remedy the condition, then the Tenant will retain an environmental consultant acceptable to the Landlord to conduct an appropriate on-site inspection of the Premises to determine the presence of Hazardous Substances released during the term of this Lease or any period Tenant remains in possession of the Premises, and the consultant shall certify to the Landlord whether, in his professional judgment, there exists any evidence of the presence of Hazardous Substances on, in or under the Premises released during the term of this Lease or any period Tenant remains in possession of the Premises.

(h) Tenant shall promptly deliver to Landlord a true and complete copy of any correspondence, notice, report, sampling, test, data, finding, declaration, submission, order, complaint, citation or any other instrument, document, agreement and/or information submitted to, or received from, any governmental entity, department or agency in connection with any Environmental Law relating to or affecting the Premises.

(i) If a spill, release or discharge of a Hazardous Substance occurs on or from the Premises during the term of this Lease or any period of holdover (except to the extent such spill, release or discharge is caused by Landlord), Tenant immediately shall, at its sole cost and expense, comply with any and all Environmental Laws applicable to such spill, release or discharge by promptly and diligently responding to such spill, release or discharge, including, but not limited to, notification to all required governmental entities, and the retention of competent environmental and other professionals to address such spill, release or discharge. In addition, Tenant shall give Landlord immediate oral and written notice of such spill, release or discharge, setting forth in reasonable detail all relevant facts, including, without limitation, a copy of (i) any notice, correspondence or other written communication with any governmental authority exercising jurisdiction over such spill, release or discharge relating to such spill, release or discharge; (ii) any investigation, enforcement, cleanup, removal, or other action instituted or threatened against Tenant or any subtenant or other occupant of the Premises; (iii) any claim instituted or threatened against Tenant or any subtenant of the Premises; and (iv) any notice of the restriction, suspension, or loss of any environmental operating permit by Tenant or any subtenant or other occupant of the Premises. If a spill, release or discharge arises during the Term or any period of holdover (excluding to the extent caused by Landlord), then Tenant shall pay all costs and expenses relating to compliance with applicable Environmental Laws, including, without limitation, the costs and expenses of site investigations and the removal and remediation of such Hazardous Substance, performance of any and all long-term monitoring, maintenance and reporting associated with such remediation, and issuance of an unconditional final "Response

Action Outcome" ("RAO"), by a Licensed Site Remediation Professional ("LSRP") as those terms are defined in the New Jersey Site Remediation Reform Act, N.J.S.A. 58:10C-1, *et seq.*

(j) Without relieving Tenant of its obligations under this Lease and without waiving any default by Tenant under this Lease, Landlord will have the right, but not the obligation, after first giving Tenant ten (10) days advance written notice and demand for Tenant to undertake such matters, except for conditions which require emergent action which shall not require such advance written notice and demand, to take such action as Landlord deems necessary or advisable to investigate, cleanup, remove, resolve or minimize the impact of or otherwise deal with any spill, release or discharge of any Hazardous Substance on or from the Premises during the term of the Lease or any extension term or period in which Tenant retains possession of the Premises. If Tenant fails to undertake take appropriate action within such ten (10) day period and continue with diligence to resolve such matters, Landlord may do so, and Tenant shall pay to Landlord all costs and expenses incurred by Landlord in connection with any action taken in connection therewith by Landlord.

(k) If Tenant's operations at the Premises now or hereafter constitute an "Industrial Establishment" as defined by the ISRA or are subject to the provisions of any other Environmental Law, then Tenant agrees to comply, at its sole cost and expense, with all requirements of ISRA and any other applicable Environmental Law to the reasonable satisfaction of Landlord, provided that Tenant's compliance cannot prevent or hinder Landlord from being able to use or relet the Premises for the uses being conducted at the Premises in the year prior to the Primary Term and in the last year of the term of this Lease, or substantially similar uses, or any other industrial or non-residential uses permitted by applicable zoning code, and the governmental entity, department or agency having jurisdiction over such matters (including, but not limited to, performing site investigations and performing any removal and remediation required in connection therewith) in connection with (i) the occurrence of the Expiration Date, (ii) any termination of this Lease prior to the Expiration Date, (iii) any closure, transfer or consolidation of Tenant's operations at the Premises, (iv) any change in the ownership or control of Tenant, (v) any permitted assignment of this Lease or permitted sublease of all or part of the Premises, or (vi) any other action by Tenant which triggers ISRA or any other Environmental Law.

(l) Tenant further agrees to implement and execute all of the provisions of this Section 16 in a timely manner so as to coincide with the termination of this Lease or to coincide with the vacating of the Premises by Tenant at any time during the term of this Lease. In connection with clause (k) above, if, with respect to ISRA, Tenant fails to obtain an unconditional final RAO issued by an LSRP or other final documentation issued or approved by the NJDEP (a "Final Remediation Document") and to provide evidence reasonably satisfactory to Landlord that all conditions to the effectiveness of such Final Remediation Document have been fully satisfied (including, for example, evidence that the document has been executed and delivered by all parties and, if applicable, filed with NJDEP), or if Tenant fails to otherwise comply with the provisions of ISRA prior to the Expiration Date, or if, with respect to any other Environmental Law, Tenant fails to fully comply with the applicable provisions of such other Environmental Law prior to the Expiration Date, then in any of the foregoing cases, Tenant will be deemed to be a holdover tenant and shall pay rent at the rate set forth in Section 30(c) and shall continue to diligently pursue compliance with ISRA and/or such other Environmental Law. Upon Tenant's full compliance with the provisions of ISRA or of such other Environmental Law, Tenant shall deliver possession of the Premises to Landlord in accordance with the provisions of this Lease and such holdover rent shall be adjusted as of said date. Without limiting Tenant's obligations hereunder, if NJDEP commences an audit with respect to, or otherwise challenges or disapproves,

any Final Remediation Document, then Tenant, at its sole cost and expense, shall take all actions required by NJDEP and Landlord to comply with the provisions of ISRA in connection therewith. This Section 16(l) shall not apply to the extent that Landlord, its agents, contractors, subcontractors, employees, assigns, subtenants, licensees or invitees are the cause of noncompliance with ISRA.

(m) The provisions of this Section 16 shall survive the expiration or termination of this Lease.

17. Condition of Premises. Tenant has had the opportunity to inspect the Premises and hereby accepts the Premises in their AS-IS condition, with all faults, but without limitation to the parties' rights under Section 16 above. Tenant acknowledges that it is familiar with the Premises, and that no representations or warranties respecting the condition, use, description, design, merchantability, fitness for a particular purposes, durability or quality of any part of the Premises (including, without limitation, the Building or any fixtures appurtenant thereto or equipment of Landlord located therein) have been made by Landlord (or any agent or employee of Landlord) to Tenant, except as expressly set forth in this Lease. All risks incidental to the Premises shall be borne by Tenant, except as expressly set forth in this Lease. Landlord shall not have any responsibility or liability, including any personal injury, with respect to any defect or deficiency of any nature in the Premises or any portion thereof, whether patent or latent, except as expressly set forth in this Lease. The provisions of this Section 17 have been negotiated and are intended to be a complete exclusion and negation by Landlord of, and Landlord does hereby disclaim, any and all warranties by Landlord, express or implied, with respect to the Premises or any portion thereof, except as expressly set forth in this Lease.

18. Tenant Alterations and Additions.

(a) Tenant shall not make or permit to be made any alterations, improvements, or additions to the Premises where the cost thereof is in excess of $10,000 with respect to any single such change (a "Tenant's Change"), without first obtaining on each occasion Landlord's prior written consent (which consent Landlord agrees not to unreasonably withhold) and Lender's prior written consent (if such consent is required), provided such alteration does not impact or interfere with the Building structure or systems. As part of its approval process, Landlord may require that Tenant submit plans and specifications to Landlord, for Landlord's approval or disapproval, which approval shall not be unreasonably withheld, unless such alteration impacts or interferes with the Building structure or systems, in which case such approval shall be in Landlord's sole and absolute discretion. All Tenant Changes shall be performed in accordance with all legal requirements applicable thereto and in a good and workmanlike manner with first-class materials. Tenant shall maintain insurance reasonably satisfactory to Landlord during the construction of all Tenant's Changes. If Landlord at the time of giving its approval to any Tenant's Change notifies Tenant in writing that approval is conditioned upon removal of Tenant's Change at the termination or expiration of this Lease, then Tenant shall be required to remove the applicable Tenant's Change at the termination or expiration of this Lease. Otherwise, Tenant may, in its sole discretion at the termination or expiration of this Lease, remove or not remove such alteration from the Premises.

(b) Tenant shall not permit the Premises to become subject to any mechanics', laborers' or materialmen's lien on account of labor, material or services furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed for the Premises by, or at the direction or sufferance of Tenant and if any such liens are filed against the Premises, Tenant shall promptly

discharge the same; provided, however, that Tenant shall have the right to contest, in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall give to Landlord, within fifteen (15) days after demand, such security as may be reasonably satisfactory to Landlord to assure payment thereof and to prevent any sale, foreclosure, or forfeiture of Landlord's interest in the Premises by reason of non-payment thereof; provided further that on final determination of the lien or claim for lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied. Tenant agrees to hold Landlord harmless from, and defend against (with legal counsel acceptable to Landlord) all liens, claims and liabilities of every kind, nature and description which may arise out of or in any way be connected with Tenant's Change work.

19. Reserved.

20. Fire and Other Casualty. In the event the Premises are damaged by fire or other casualty insured by Landlord, Landlord agrees to promptly restore and repair the Premises, but only to the extent of insurance proceeds received from Tenant, including the Improvements (but not any of Tenant's alterations, personal property or equipment). Notwithstanding the foregoing, in the event that the Premises are (i) in the reasonable opinion of Landlord, so destroyed that they cannot be repaired or rebuilt within one hundred eighty (180) days after the date of such damage (or, if during the last year of the Primary Term or, if exercised, extension term, within sixty (60) days after the date of such damage); or (ii) destroyed by a casualty which is not covered by insurance which is required to be carried and maintained under this Lease, or if such casualty is covered by insurance but Lender or other party entitled to insurance proceeds fails to make such proceeds available in an amount sufficient for restoration of the Premises, then Landlord shall give written notice to Tenant of such determination (the "Determination Notice") within ninety (90) days of such casualty. Either Landlord or Tenant may terminate and cancel this Lease by giving written notice to the other party within thirty (30) days after Tenant's receipt of the Determination Notice. Upon the giving of such termination notice, all obligations hereunder with respect to periods from and after the date of such notice shall thereupon cease and terminate (which, for the avoidance of doubt, shall not terminate Tenant's obligation to maintain and deliver to Landlord insurance proceeds pursuant to Section 8 above). If no such termination notice is given, Landlord shall, to the extent of the available insurance proceeds received from Tenant, promptly make such repair or restoration of the Premises to the approximate condition existing prior to such casualty.

21. Condemnation.

(a) If all of the Premises is taken or condemned for a public or quasi-public use, or if a material portion of the Premises is taken or condemned for a public or quasi-public use and the remaining portion thereof is not usable by Tenant, this Lease shall terminate as of the date title to the condemned real estate vests in the condemnor. In such event, the Rent herein reserved payable hereunder shall be apportioned and paid in full by Tenant to Landlord to that date, all Rent, and other sums payable hereunder prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant, and neither party shall thereafter have any liability hereunder, except that any obligation or liability of either party, actual or contingent, under this Lease which has accrued on or prior to such termination date shall survive, and any other obligations which expressly survive the expiration or earlier termination of this Lease.

(b) If only part of the Premises is taken or condemned for a public or quasi-public use and this Lease does not terminate pursuant to Section 21(a), Landlord shall, to the extent of the award it receives, restore the Premises to a condition and to a size as nearly

comparable as reasonably possible to the condition and size thereof immediately prior to the taking, and there shall be an equitable adjustment to the Rent based on the actual loss of use of the Premises suffered by Tenant from the taking.

(c) Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Section 21, without deduction therefrom for any estate vested in Tenant by this Lease, and Tenant shall receive no part of such award. Nothing herein contained shall be deemed to prohibit Tenant from making a separate claim, against the condemnor, to the extent permitted by law, for the value of Tenant's moveable trade fixtures, machinery and moving expenses, provided that the making of such claim shall not and does not adversely affect or diminish Landlord's award.

22. Tenant's Default.

(a) The occurrence of any one or more of the following events shall constitute an "Event of Default" of Tenant under this Lease:

(i) if Tenant fails to pay Base Rent or any Additional Rent hereunder as and when such rent becomes due and such failure shall continue for more than five (5) days after the due date thereof provided that Tenant shall not be in default for the first such occurrence until Landlord has given Tenant written notice of Tenant's failure to pay Rent or Additional Rent and Tenant thereafter fails to pay rent within five (5) business days thereafter;

(ii) if Tenant fails to pay Base Rent or any Additional Rent on time more than three (3) times in any period of twelve (12) months, notwithstanding that such payments have been made within the applicable cure period;

(iii) if the Premises become vacant, deserted, or abandoned for more than ten (10) consecutive days or if Tenant fails to take possession of the Premises on the Lease Commencement Date or promptly thereafter;

(iv) if Tenant permits to be done anything which creates a lien upon the Premises and fails to discharge or bond such lien, or post security with Landlord acceptable to Landlord within thirty (30) days after receipt by Tenant of written notice of such lien;

(v) if Tenant fails to maintain in force all policies of insurance required by this Lease and such failure shall continue for more than ten (10) days after Landlord gives Tenant written notice of such failure;

(vi) if any petition is filed by or against Tenant or any guarantor of this Lease under any present or future section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within forty-five (45) days of commencement), or if any order for relief shall be entered against Tenant or any guarantor of this Lease in any such proceedings;

(vii) if Tenant becomes insolvent or makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors;

(viii) if a receiver, custodian, or trustee is appointed for the Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease, which appointment is not vacated within forty-five (45) days following the date of such appointment; or

(ix) if Tenant fails to perform or observe any other term of this Lease and such failure shall continue for more than thirty (30) days after Landlord gives Tenant written notice of such failure, or, if such failure cannot be corrected within such thirty (30) day period, if Tenant does not commence to correct such default within said thirty (30) day period and thereafter diligently prosecute the correction of same to completion within a reasonable time, not to exceed an additional ninety (90) days.

(b) Upon the occurrence of any one or more Events of Default, Landlord may, at Landlord's option, without any demand or notice whatsoever (except as expressly required in this Section 22):

(i) Terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination and all rights of Tenant under this Lease and in and to the Premises shall terminate. Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination and any obligations which expressly survive termination hereof, and Tenant shall surrender the Premises to Landlord on the date specified in such notice in the condition required by this Lease; or

(ii) Terminate this Lease as provided in Section 22(b)(i) hereof and recover from Tenant all damages Landlord may incur by reason of Tenant's default, including, without limitation, an amount which, at the date of such termination, is calculated as follows: (1) the value of the excess, if any, of (A) the Base Rent, Additional Rent and all other sums which would have been payable hereunder by Tenant for the period commencing with the day following the date of such termination and ending with the Expiration Date had this Lease not been terminated (the "Remaining Term"), less (B) the aggregate reasonable rental value of the Premises for the Remaining Term (which excess, if any shall be discounted to present value at a discount rate of four percent (4%) plus (2) the costs of recovering possession of the Premises and all other expenses incurred by Landlord due to Tenant's default, including, without limitation, reasonable attorney's fees; plus (3) the unpaid Rent and Additional Rent earned as of the date of termination plus any interest and late fees due hereunder, plus other sums of money and damages owing on the date of termination by Tenant to Landlord under this Lease or in connection with the Premises. In determining the aggregate reasonable rental value pursuant to subparagraph (ii)(1)(B) above, the parties hereby agree that, at the time Landlord seeks to enforce this remedy, all relevant factors should be considered, including, but not limited to, (a) the length of time remaining in the Remaining Term, (b) the then current market conditions in the general area in which the Building is located, (c) the likelihood of reletting the Premises for a period of time equal to the remainder of the Term, (d) the net effective rental rates then being obtained by landlords for similar type space of similar size in similar type buildings in the general area in which the Building is located, (e) the vacancy levels in the general area in which the Building is located, (f) current levels of new construction that will be completed during the Remaining Term and how this construction will likely affect vacancy rates and rental rates and (g) inflation; or

(iii) Without terminating this Lease, in its own name but as agent for Tenant, enter into and upon and take possession of the Premises or any part thereof. Any property remaining in the Premises may be removed and stored in a warehouse or elsewhere at

the cost of, and for the account of, Tenant without Landlord being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby unless caused by Landlord's negligence. Thereafter, Landlord may, but shall not be obligated to, lease to a third party the Premises or any portion thereof as the agent of Tenant upon such terms and conditions as Landlord may deem necessary or desirable in order to relet the Premises. The remainder of any rentals received by Landlord from such reletting, after the payment of any amounts due hereunder from Tenant to Landlord, and the payment of any costs and expenses of such reletting, shall be held by Landlord to the extent of and for application in payment of future rent owed by Tenant, if any, as the same may become due and payable hereunder, and any excess shall be retained by Landlord. If such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sums then due from Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous default; or

(iv) Pursue such other remedies as are available at law or equity.

(c) No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing and signed by the party making such waiver. Landlord's acceptance of Rent or Additional Rent in full or in part following an Event of Default hereunder shall not be construed as a waiver of such Event of Default.

(d) If Landlord brings any summary action for dispossession of Tenant for failure to pay Rent, Landlord's attorney's fees and legal expenses shall be added to and included as part of the Rent due and owing by Tenant with respect to the periods in default. Tenant expressly waives service of any notice of intention to re-enter that may be required by law, and waives any and all rights to recover or regain possession of the Premises, or to reinstate or to redeem this lease, or other right of redemption as permitted or provided by or under any law now or hereafter in force and effect.

(e) Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above. All amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as Rent, shall constitute rent for the purposes of section 502(b)(6)of the Bankruptcy Code, 11 U.S.C. Section 502(b)(6), or any successor statute.

23. Default by Landlord. Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after Tenant gives Landlord and (provided that Tenant shall have been given the name and address of Landlord's Mortgagee) Landlord's Mortgagee written notice thereof specifying, with reasonable particularity, the nature of Landlord's failure. If, however, the failure cannot reasonably be cured within the thirty (30) day period, Landlord shall not be in default hereunder if Landlord or Landlord's Mortgagee commences to cure the failure within the thirty (30) days and thereafter pursues the curing of same diligently to completion within a reasonable time or otherwise subject to the time periods provided in any applicable subordination, nondisturbance and attornment agreement.

24. Landlord's Right of Entry. Tenant agrees to permit Landlord and the authorized representatives of Landlord and of Lender to enter upon the Premises at all reasonable times for the purposes of inspecting the Premises and Tenant's compliance with this Lease, and making any necessary repairs thereto; provided that, except in the case of an emergency, Landlord shall give Tenant at least 24 hours advance prior notice of Landlord's intended entry upon the Premises. Landlord shall use reasonable efforts not to disturb or otherwise interfere with Tenant's operations in the Premises in making such inspection or when making repairs or performing work permitted under the Lease.

25. Lender's Rights.

(a) For purposes of this Lease:

(i) "Lender" as used herein means the holder of a Mortgage;

(ii) "Mortgage" as used herein means any or all mortgages, deeds to secure debt, deeds of trust or other instruments in the nature thereof which may now or hereafter affect or encumber Landlord's title to the Premises, and any amendments, modifications, extensions or renewals thereof.

(b) This Lease and all rights of Tenant hereunder are and shall be subject and subordinate to the lien and security title of any Mortgage. Tenant recognizes and acknowledges the right of Lender to foreclose or exercise the power of sale against the Premises under any Mortgage.

(c) Within fifteen (15) days after Landlord's request, Tenant shall, in confirmation of the subordination set forth in Section 25(b) and notwithstanding the fact that such subordination is self-operative, and no further instrument or subordination shall be necessary, execute, acknowledge, and deliver to Landlord or to Lender any and all instruments requested by either of them to evidence such subordination.

(d) At any time during the Term, Lender may, by written notice to Tenant, make this Lease superior to the lien of its Mortgage. If requested by Lender, Tenant shall, upon demand, at any time or times, execute, acknowledge, and deliver to Lender, any and all instruments that may be necessary to make this Lease superior to the lien of any Mortgage.

(e) If Lender (or Lender's nominee, or other purchaser at foreclosure) shall hereafter succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease, Tenant shall, if requested by such successor, attorn to and recognize such successor as Tenant's landlord under this Lease without change in the terms and provisions of this Lease and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment, provided that such successor shall not be bound by (i) any payment of Base Rent or Additional Rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, and then only if such prepayments have been deposited with and are under the control of such successor, (ii) any provision of any amendment to the Lease to which Lender has not consented, (iii) the defaults of any prior landlord under this Lease, or (iv) any offset rights arising out of the defaults of any prior landlord under this Lease. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between each successor landlord and Tenant, subject to all of the terms, covenants and conditions of this Lease.

(f) In the event there is a Mortgage at any time during the Term, Landlord shall, at Tenant's request, use reasonable efforts to cause the Lender to enter into a subordination, nondisturbance and attornment agreement with Tenant reasonably satisfactory to Tenant and consistent with this Section 25.

26. Estoppel Certificate and Financial Statement.

(a) Landlord and Tenant agree, at any time, and from time to time, within fifteen (15) days after written request of the other, to execute, acknowledge and deliver a statement in writing in recordable form to the requesting party and/or its designee certifying that: (i) this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified), (ii) the dates to which Base Rent, Additional Rent and other charges have been paid, (iii) whether or not, to its knowledge, there exists any failure by the requesting party to perform any term, covenant or condition contained in this Lease, and, if so, specifying each such failure, (iv) if the responding party is Tenant, (and if such be the case) Tenant has unconditionally accepted the Premises and is conducting its business therein, and (v) and as to such additional matters as may be requested, it being intended that any such statement delivered pursuant hereto may be relied upon by the requesting party and by any purchaser of title to the Premises or by any mortgagee or any assignee thereof or any party to any sale-leaseback of the Premises, or the landlord under a ground lease affecting the Premises.

(b) If Landlord desires to finance, refinance, or sell the Building, Tenant and all guarantors of Tenant's obligations hereunder, if any, shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant and such guarantors as may be reasonably required by such lender or purchaser, including but not limited to Tenant's financial statements for the past 3 years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

27. Notices. Any notice required or permitted to be given or served by either party to this Lease shall be deemed given when made in writing, and either (i) personally delivered, (ii) deposited with the United States Postal Service, postage prepaid, by certified mail, return receipt requested, or (iii) delivered by a nationally recognized overnight delivery service providing proof of delivery, properly addressed to the address set forth in Section 1(m) (as the same may be changed by giving written notice of the aforesaid in accordance with this Section 27). If any notice mailed is properly addressed with appropriate postage but returned for any reason, such notice shall be deemed to be effective notice and to be given on the date of mailing. Any notice required or permitted to be given or served by Landlord or Tenant to this Lease may be given by either an agent, law firm or attorney acting on behalf of Landlord or Tenant.

28. Brokers. Tenant and Landlord hereby warrant and represent unto the other that it has not incurred or authorized any brokerage commission, finder's fees or similar payments in connection with this Lease, other than for the Brokers as disclosed in Section 1(n) above. Each party shall defend, indemnify and hold the other harmless from and against any claim for brokerage commission, finder's fees or similar payment arising by virtue of authorization of such party, or any affiliate of such party, in connection with this Lease.

29. Assignment and Subleasing.

(a) Tenant shall not effect or suffer the Transfer of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

Tenant's notice shall be accompanied by, and shall not be deemed to have been given unless accompanied by (i) a fully executed duplicate original of the proposed assignment or sublease, the effective date or commencement date of which shall be not less than forty-five (45) nor more than one hundred and eighty (180) days after the giving of such notice, and which shall be expressly conditioned upon the obtaining of Landlord's written consent thereto, (ii) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, (iii) current financial information with respect to the proposed assignee or subtenant including its most recent financial report and bank references, (iv) in the case of a proposed sublease of less than the entire Premises, a site plan clearly indicating the specific portion of the Premises to be subleased and all means of ingress and egress to such proposed sublease space and, as applicable, to the remainder of the Premises, and (v) any additional information Landlord shall reasonably request. Any disapproval or Recapture Termination (as defined in subsection (e) below) by the Landlord of a Tenant Transfer shall be made within thirty (30) days of the receipt of the request by Landlord. A sublease or an assignment to a subsidiary or a wholly owned affiliate of the Tenant is acceptable to the Landlord without prior written consent of Landlord, provided that Tenant furnishes prior written notice to Landlord of such sublease or assignment and the terms thereof and the transferee has a net worth at least equal to that of Tenant as of the date of the Transfer. As used herein, the term "Transfer" shall mean (a) an assignment (direct or indirect, absolute or conditional, by operation of law or otherwise) by Tenant of all or any portion of Tenant's interest in this Lease or the leasehold estate created hereby, (b) a sublease of all or any portion of the Premises, (c) the grant or conveyance by Tenant of any concession or license within the Premises, or (d) mortgage, pledge, encumber or otherwise hypothecate this Lease or the Premises or any part thereof in any manner whatsoever. If Tenant is a corporation, then any transfer of this Lease by merger, consolidation or dissolution, or by any change in ownership or power to vote a majority of the voting stock (being the shares of stock regularly entitled to vote for the election of directors) in Tenant outstanding at the time of execution of this Lease shall constitute a Transfer. If Tenant is a partnership having one or more corporations as general partners, the preceding sentence shall apply to each corporation as if the corporation alone had been the Tenant hereunder. If Tenant is a general or limited partnership, joint venture, limited liability company or other form of association, the Transfer of a majority of the ownership interests therein shall constitute a Transfer. "Transferee" shall mean the assignee, sublessee, pledgee, concessionaire, licensee or other transferee of all or any portion of Tenant's interest in this Lease, the leasehold estate created hereby or the Premises. Notwithstanding the foregoing, Tenant may assign the Lease to an Affiliate of Tenant without Landlord's consent, but upon prior written notice to Landlord, provided that Tenant shall remain jointly and severally liable with the Affiliate to Landlord with respect to the Lease. As used in this subsection, the word "Affiliate" means an entity which controls, is controlled by or is under common control with Tenant, and the word "control" (and words of like import) shall mean: (i) ownership of more than 50% of the outstanding voting capital stock of a corporation or more than 50% of the beneficial interests of any other entity, and (ii) the ability effectively to control or direct the business decisions of such corporation or entity.

(b) The consent by Landlord to a particular assignment, subletting or mortgaging shall not in any way be considered a consent by Landlord to any other or further assignment, subletting or mortgaging.

(c) Tenant shall reimburse Landlord on demand for any reasonable out-of-pocket costs that may be incurred by Landlord in connection with any proposed assignment or sublease, including the reasonable costs of making investigations as to the acceptability of the proposed assignee or subtenant, and reasonable attorney's fees incurred in connection with the granting of any requested consent.

(d) Notwithstanding the acceptance of Rent by Landlord from an assignee, transferee, or any other party, Tenant shall remain fully liable for the payment of Rent and for the performance and observance of all other obligations of this Lease on the part of Tenant to be performed or observed, and the obligations of any guarantor(s) of this Lease shall not be affected thereby. Tenant's liability shall be joint and several with any immediate and remote successors in interest of Tenant, and such joint and several liability in respect of Tenant's obligations under this Lease shall not be discharged, released or impaired in any respect by any agreement or stipulation made by Landlord extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Landlord to enforce any of the obligations of this Lease.

(e) Such Tenant notice described in subsection (a) above shall be deemed an irrevocable offer from Tenant to Landlord of the right, at Landlord's option, to terminate this Lease (a "Recapture Termination"). Such option may be exercised by notice from Landlord to Tenant at any time within thirty (30) days after delivery of Tenant's said notice along with the applicable documentation and information stated above. If Landlord exercises a Recapture Termination, (a) this Lease shall end and expire on the date that such assignment or sublease was to commence, (b) Rent shall be apportioned, paid or refunded as of such date, (c) Tenant, upon Landlord's request, shall enter into a written confirmation of such termination, and (d) Landlord shall be free to lease the Premises (or any part thereof) to Tenant's prospective assignee or subtenant. Any Recapture Termination may, at Landlord's option, be effected by means of an assignment from Tenant to Landlord or Landlord's designee, pursuant to documentation reasonably satisfactory to the parties, which shall expressly provide that Tenant is released from obligations arising under the Lease from and after Recapture Termination date.

(f) If Tenant enters into any assignment or sublease consented to by Landlord, Tenant shall, within thirty (30) days after Landlord's consent to such assignment or sublease, deliver to Landlord a list of Tenant's reasonable third-party brokerage fees, legal fees and architectural fees paid or to be paid in connection with such transaction and, in the case of any sublease, any rent credit or concession or work allowance (collectively, "Transaction Costs"), together with a list of all of Tenant's personal property to be transferred to such transferee. The Transaction Costs shall be amortized, on a straight-line basis, over the term of any sublease. Tenant shall deliver to Landlord reasonable evidence of the payment of any Transaction Costs within thirty (30) days after the same are paid (and if Tenant shall fail to do so, no such fees or costs for which Tenant shall have failed to provide evidence of payment shall qualify as Transaction Costs). In consideration of such assignment or subletting, Tenant shall pay to Landlord:

(i) In the case of an assignment, on the effective date of the assignment (and, with respect to any amounts due on installment, as and when paid by the assignee to Tenant), fifty percent (50%) of all sums and other consideration paid to Tenant by the transferee for or by reason of such assignment (including key money, bonus money and any sums paid for services rendered by Tenant to the transferee in excess of the fair market value for such services and sums paid for the sale or rental of Tenant's property, less the then fair market or rental value thereof, as reasonably determined by Landlord) after first deducting the Transaction Costs; or

(ii) In the case of a sublease, fifty percent (50%) of any consideration payable under the sublease to Tenant by the transferee that exceeds on a per square foot basis the Base Rent and Additional Rent accruing during the term of the sublease in respect of the sublet space (together with any sums paid for services rendered by Tenant to the transferee in excess of

the fair market value for such services and sums paid for the sale or rental of Tenant's property, less the then fair market or rental value thereof, as reasonably determined by Landlord) after first deducting the monthly amortized amount of Transaction Costs, which sums shall be paid by Tenant to Landlord monthly as and when paid by the subtenant to Tenant.

30. Termination or Expiration.

(a) No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect rent for the period prior to termination thereof.

(b) At the expiration or earlier termination of the Term of this Lease, Tenant shall surrender the Premises and all improvements, alterations and additions thereto, and keys therefor to Landlord, clean and neat, and in the same condition as at the Lease Commencement Date, excepting normal wear and tear.

(c) If Tenant remains in possession of the Premises after expiration of the Term, with or without Landlord's acquiescence and without any express agreement of the parties, Tenant shall be a holdover tenant at One Hundred Fifty percent (150%) of the Rent in effect at the end of the Term for the first thirty (30) days of holdover, and Two Hundred percent (200%) of the Rent in effect at the end of the Term thereafter. Tenant shall also indemnify, defend and hold Landlord harmless against all claims, damages or losses that are caused by the holding over by Tenant (or any party claiming by, through or under Tenant). No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Premises shall reinstate, continue or extend the Term or Tenant's right of possession. The provisions of this subsection 30(c) shall survive the expiration of the Term.

31. Late Payments. In the event any installment of rent, inclusive of Rent, or Additional Rent or other sums due hereunder, if any, is not paid within five (5) days after the due date therefor, Tenant shall pay an administrative fee (the "Administrative Fee") equal to five percent (5%) of such past due amount, plus interest on the amount past due by more than 10 days at the rate of twelve percent (12%) per annum (the "Default Interest Rate"), in order to defray the additional expenses incurred by Landlord as a result of such late payment.

32. Quiet Enjoyment. So long as Tenant has not committed an Event of Default hereunder, Landlord agrees that Tenant shall have the right to quietly use and enjoy the Premises for the Term.

33. Miscellaneous.

(a) No waiver or failure of Landlord or Tenant to exercise any power given Landlord or Tenant hereunder or to insist upon strict compliance by Landlord or Tenant with its obligations hereunder shall constitute a waiver of Landlord's or Tenant's rights to demand exact compliance with the terms hereof.

(b) This Lease contains the entire agreement of the parties hereto as to the subject matter of this Lease and no prior representations, inducements, letters of intent, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect. Any future amendment to this Lease must be in writing and signed by the parties hereto.

(c) Tenant shall not have the right to record this Lease.

(d) The captions of this Lease are for convenience only and are not a part of this Lease, and do not in any way define, limit, describe or amplify the terms or provisions of this Lease or the scope or intent thereof.

(e) This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

(f) This Lease shall be interpreted under the laws of the State where the Premises are located.

(g) The parties acknowledge that this Lease is the result of negotiations between the parties, and in construing any ambiguity hereunder no presumption shall be made in favor of either party.

(h) Subject to Section 22(d) above, in the event either party commences a legal proceeding to enforce any of the terms of this Lease, the prevailing party in such action shall have the right to recover reasonable attorneys' fees and costs from the other party, to be fixed by the court in the same action. "Legal proceedings" includes appeals from a lower court judgment as well as proceedings in the Federal Bankruptcy Court ("Bankruptcy Court"), whether or not they are adversary proceedings or contested matters. The "prevailing party" (a) as used in the context of proceedings in the Bankruptcy Court means the prevailing party in an adversary proceeding or contested matter, or any other actions taken by the non-bankrupt party which are reasonably necessary to protect its rights under this Lease, and (b) as used in the context of proceedings in any court other than the Bankruptcy Court means the party that prevails in obtaining a remedy or relief which most nearly reflects the remedy or relief which the party sought.

(i) If any term or provisions of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

(j) Tenant shall look only to Landlord's estate and property in the Premises for the satisfaction of Tenant's remedies, for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or its partners, officers, directors, members, shareholders or principals, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant's use or occupancy of the Premises.

(k) When the term "Landlord" is used in this Lease it shall be construed to mean and include only the then-owner of the fee title to the Premises. Upon the transfer by Landlord of the fee title to the Premises, Landlord shall give Tenant notice in writing of the name and address of Landlord's transferee. In that event, the then Landlord shall be automatically freed and relieved from and after the date of such transfer of title of all personal liability with respect to the performance of any of the covenants and obligations on the part of Landlord herein

contained thereafter to be performed, provided that any transfer and conveyance by Landlord is expressly subject to the assumption by the grantee or transferee of the obligations of Landlord thereafter to be performed pursuant to the terms and conditions of this Lease.

(l) Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim, except for any counterclaim which would be deemed waived if not raised by Tenant under the then applicable rules of procedure, brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, including any claim of injury or damage, and any emergency and other statutory remedy with respect thereto. Tenant shall not interpose any counterclaim of any kind in any proceeding commenced by Landlord to recover possession of the Premises.

(m) Landlord agrees to execute and deliver to Tenant's lender a Landlord Subordination Agreement in such form as is acceptable to Landlord and Tenant's lender, in each party's reasonable discretion, within ten (10) business days after receiving a request therefor from Tenant's lender.

34. Security Deposit.

(a) On the Lease Date, Tenant has deposited with Landlord the amount of Ninety Thousand and 00/100 Dollars ($90,000) (the "Security Deposit") in cash as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of the Lease.

(b) The Security Deposit constitutes security for any and all present and future obligations and liabilities of Tenant under the Lease. Tenant hereby expressly agrees that Landlord is not required to apply the Security Deposit against the obligations of Tenant in any particular order. Landlord, in its sole discretion, may apply the Security Deposit against any obligation under the Lease in any order it may elect, including, without limitation, the last payments of Base Rent and Additional Rent due during the term of the Lease.

(c) In the event of the insolvency of Tenant, or in the event of the entry of a material judgment in any court against Tenant which if paid would render Tenant insolvent which is not discharged within thirty (30) days after entry, or in the event a petition is filed by or against Tenant under any chapter of the bankruptcy laws of the State of New Jersey or the United States of America, then in such event, Landlord may require the Tenant to deposit additional security in an amount which in Landlord's sole judgment would be sufficient to adequately assure Tenant's performance of all of its obligations under this Lease including all payments subsequently accruing. Failure of Tenant to deposit the security required by this subsection within twenty (20) days after Landlord's written demand shall constitute a material breach of this Lease by Tenant.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands under seals, the day and year first above written.

Date: 3/21/17

LANDLORD:

HAUSMANN INDUSTRIES, INC., a New Jersey corporation

By: [signature]
Name: David Hausmann
Title: CEO & Secretary

TENANT:

Date: 3-21-17

HAUSMANN ENTERPRISES, LLC, a Utah limited liability company

By: [signature]

Name: Kelvyn H. Cullimore Jr.

Title: CEO of Dynatronics Corporation, a Utah corporation, Manager

LEASE INDEX